Asset Management Agreement

This Asset Management Agreement ("Agreement") is entered into as of October 1, 2025, by and between Kyma Batteries, LLC or its assignee ("Asset Manager"), and BESS Rural Energy Cooperative LCA, and its subsidiary, DBD Express, LLC ("Owner"), each, individually, as a "Party," and collectively, as the "Parties."

RECITALS

WHEREAS the Owner leases battery energy storage system units ("Facilities") to various customers ("End Customers") described in further detail in Exhibit A hereto;

WHEREAS Asset Manager provides rental management and customer interfacing services;

WHEREAS Owner desires that Asset Manager provide asset management services to Owner, and Asset Manager is willing to provide asset management services for such Owner with respect to the Facilities, described in further detail in Exhibit A hereto, all subject and pursuant to the terms and conditions of this Agreement;

WHEREAS Owner and Asset Manager both acknowledge the intent of this Agreement is to comply with applicable law and U.S. Treasury regulations and guidance regarding the investment tax credit ("ITC") under Sections 38(b)(1), 46, and 48(a) of the Internal Revenue Code of 1986, as amended ("Tax Code"); and

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Asset Manager agree as follows:

AGREEMENT

1. ASSET MANAGER SCOPE OF WORK:

a. **Appointment:** Owner appoints Asset Manager, and Asset Manager accepts such appointment, to perform the administrative, monitoring, advisory and consulting services in relation to the affairs of the Owner and as the Owner may reasonably request from time to time, as described in Exhibit B, and subject to and in accordance with the terms and provisions of this Agreement (collectively, the "Work"). In no event shall, shall the Work performed by Asset Manager create any right, title or interest of the Asset Manager in the Facilities or in any associated ITCs or other tax benefits.

b. **Effective Date:** The Asset Manager will begin performing the Work on the date set forth in the preamble above ("Effective Date").

c. **Asset Management Services:** The Asset Manager agrees to perform Work for the entire period of the Term.

d. **Work Standards:** The Asset Manager will perform the Work in accordance with all applicable laws and with Prudent Industry Standards and the Asset Manager shall devote such time and efforts to the performance of the Services as the Asset Manager deems reasonably necessary or appropriate. All Work shall be performed in a manner to establish and preserve the eligibility of the Facilities for ITCs in accordance with applicable law,

including the Tax Code and U.S. Treasury regulations and guidance, as amended from time to time (the "ITC Eligibility").

For purposes of this Agreement, "Prudent Industry Standards" means, at a particular time, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, those practices, standards, designs, methods, means, techniques, equipment and acts that would require a person to: (a) perform its duties in good faith and as a reasonably prudent asset manager with respect to battery storage facilities, (b) perform its duties in compliance with applicable laws and the applicable requirements of the agreements to which the Owner is a party as set forth in Exhibit B and such additional contracts entered into by the Company from time to time upon the Asset Manager's receipt of a copy of such additional contract (the "Project Documents"), (c) exercise such care, skill and diligence as a reasonably prudent business company of established reputation engaged in the energy storage business would exercise in the conduct of its business and for the advancement or protection of its own interests, (d) perform the duties in accordance with applicable energy storage industry standards, taking into account the requirements to qualify for the ITC and other tax benefits and (e) use sufficient and properly trained and skilled personnel. For the avoidance of doubt, the foregoing sentence shall not obligate Manager to use optimum practices or methods to the exclusion of all others, but rather to use a spectrum of reasonable and prudent practices and methods that take into consideration the conditions specific to the Owner and the Facilities.

e. **Appointment of Representative:** Asset Manager shall appoint a representative ("Representative") who will represent Asset Manager in connection with this Agreement and will be responsible for receiving such approvals or instructions from the Owner that may be required under the Standards from time to time. Owner will be entitled to rely on the actions and statements of Representative for the purposes of this Agreement.

f. **Governmental Approvals:** Asset Manager will apply for, and shall obtain, maintain and manage all governmental approvals, authorizations or permits ("Governmental Authorizations") (if any) that are necessary for Asset Manager to perform its obligations under this Agreement. In the event that any such Governmental Authorization must be issued in the name of the Owner, the Owner will provide reasonable assistance, to the extent reasonably practicable, in obtaining such Governmental Authorizations, provided that Asset Manager shall manage all such Governmental Authorizations issued in the name of the Owner.

g. **Facility Coordination.** Asset Manager shall perform the daily maintenance and monitoring of the Facilities, as more fully described in Exhibit B. All activities not explicitly listed in Exhibit B shall be subject to the prior written approval of Owner.

h. **Contractors:** Asset Manager has the right to engage one or more contractors (which contractor may or may not be an affiliate of Asset Manager) to perform the Work, or any part of it with Owner's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided however that in all events, Asset Manager will remain responsible for ensuring that the Work is performed in accordance with this Agreement.

i. **Access to Required Materials:** Owner will provide Asset Manager with access to each Facility and all necessary materials, IT systems, reasonable technical support, and all other materials of Owner to the extent relating to the Facilities and necessary for performing

Work hereunder (collectively "Required Materials"); provided that, without the prior written consent of Owner, Required Materials will not be used for any other purpose other than performing Work under this Agreement, and Asset Manager shall have no right in nor title to any Required Materials, and shall treat such Required Materials as Confidential Information pursuant to this Agreement.

j. **Contract and Legal Requirements:** Asset Manager will comply in all material respects with all applicable laws and will take no action which will result in the Owner being in noncompliance with the Project Documents. Asset Manager shall keep the Facilities free and clear of all liens and encumbrances.

k. **Record-Keeping and Access to Records:** Asset Manager will (i) maintain Owner's records and accounts relating to the Facilities, (ii) develop a computerized accounting and bookkeeping system for the Facilities, (iii) maintain accounting and tax records according to generally accepted accounting principles consistently applied, (iv) issue any required invoices, pay bills and collect receivables, (v) handle customary transactional matters with third Parties on behalf of Owner and (vi) document all Work activities associated with each Facility. Asset Manager will make all such records and accounts available to Owner during normal business hours. Asset Manager shall coordinate provide assist Owner with maintaining all reasonable documentation that may be required as part of an ITC audit by a government authority, and work in good faith with Owner to maintain records documenting the ITC Eligibility of the Facilities.

l. **Insurance.** Asset Manager shall procure and maintain the insurance specified in Exhibit C during the Term.

m. **Rental Terms with End Customers:** As part of the Work, Asset Manager shall market the Facilities and negotiate terms for rental agreements for the Facilities with End Customers ("Rental Agreements"); provided, however, any such Rental Agreements shall be executed in Owner's name, and Asset Manager shall not have the authority to execute any Rental Agreement or any other agreements or instruments on behalf of Owner and shall not purport to agree to any terms on behalf of Owner or bind Owner pursuant to any agreement without specific written authorization from the Owner..

2. OWNER SCOPE OF RESPONSIBILITIES

a. **Appointment of Representative:** Owner may appoint a representative who will represent Owner in connection with this Agreement and be responsible for giving approvals or instructions to Asset Manager that may be required from time to time. Asset Manager will be entitled to rely on any written approval or written instruction of such representative as if given or made by Owner.

b. **Facility Ownership and Maintenance.** During the Term of this Agreement, the Facilities shall remain the sole property of the Owner, and Owner shall have the sole claims to any current and future ITC or other tax benefits resulting from the ownership of the Facilities. Owner shall perform long-term maintenance and any replacement and/or repair of the Facilities.

c. **Insurance.** Owner shall maintain all insurance with respect to the Facilities.

3. COMPENSATION AND PAYMENT

a) Asset Management Fee: In exchange for the performance of the Work by Asset Manager, Owner agrees to pay Asset Manager an amount calculated as a percentage of the aggregate gross rental fees that Owner actually receives under all of the executed Rental Agreements with End Users, subject to an aggregate maximum amount (the "Asset Management Fee"). The specific percentage rate and aggregate maximum amount shall be mutually agreed upon by the parties and set forth in an addendum to this Agreement within ninety (90) days of execution. In the event the parties are unable to reach agreement on such terms within the specified timeframe, the percentage rate and aggregate maximum amount shall be determined by binding arbitration in accordance with the arbitration provisions set forth in this Agreement. Notwithstanding the percentage-based fee structure, Asset Manager shall receive a minimum management fee of Five Thousand Dollars ($5,000.00) per month per BESS unit for the management of the battery array consisting of one hundred one (101) battery units under this initial contract, which minimum fee shall apply regardless of whether the percentage terms have been finalized. The monthly fee will commence 90 days after execution of this agreement to be paid quarterly. For the avoidance of doubt, Owner shall have the sole right to receive the rental fees from the End Users or any gross or net profits generated by Owner and Asset Manager shall not seek to receive such rental fees directly and, if received, shall turn over any such rentals fees to Owner within two (2) business days of receipt unless otherwise directed in writing by the Owner.

b) **Payment:** Owner and Asset Manager agree that all payments to the Asset Manager shall be paid by Owner on a quarterly basis in arrears in accordance with terms of this Agreement. All payments will be in U.S. dollars. Owner shall provide Asset Manager with a report reflecting to the total rental fees received by Owner under the Rental Agreements during the previous calendar quarter within ten (10) business days of the end of each calendar quarter unless otherwise directed in writing by the Owner.

c) **Billing:** Within twenty (20) business days following the end of each calendar quarter, Asset Manager shall submit an invoice to Owner reflecting its calculation of the Asset Management Fee due and payable for the previous quarter. Within fifteen (15) business days after receipt of any such invoice, Owner will (i) by wire transfer pay to Asset Manager the sum specified in such invoice, less any portion of such amount that Owner in good faith disputes, and (ii) with respect to any disputed portion of such invoice, provide to Asset Manager a written statement explaining in reasonable detail the basis for such dispute. The Parties shall attempt to resolve any such disputed portion of any invoice in accordance with Section 9(g) hereof.

4. FORCE MAJEURE

a. **Force Majeure**: Any failure by Asset Manager or Owner to carry out any of its obligations under this Agreement, other than obligations to pay money due and payable pursuant to this Agreement, will not be deemed a breach of or default under this Agreement if such failure is caused by Force Majeure to the extent that the applicable Party has taken commercially reasonable precautions and exercised due care to avoid the effect of such event and to mitigate the consequences thereof. For purposes of this Agreement, "Force Majeure" means any cause or condition beyond such Party's reasonable control which such Party is unable to have avoided or overcome by the exercise of reasonable diligence (such causes or conditions include but are not limited to fire, flood, earthquake, volcanic activity, wind, drought and other acts of the elements; strike, lockout and other labor dispute; riot, insurrection, sabotage, terrorism and war; pandemic.

b. **Notice & Cooperation:** The Party whose ability to perform its obligations is affected by Force Majeure will notify as soon as practicable the other Party in writing, stating the cause or condition giving rise to Force Majeure. Neither Party is obligated to resolve or terminate any disagreement with third parties, including labor disputes, except under conditions mutually acceptable to both Parties or pursuant to the final decision of any arbitral, judicial or statutory agent having jurisdiction to finally resolve the disagreement.

5. TERM AND TERMINATION

a. **Term of Agreement:** The initial term of this Agreement shall be five (5) years and the Agreement shall automatically renew for successive 5-year terms, unless one of the Parties gives a non-renewal notice to the other Party at least ninety (90) days before the last day of the then-current term (the "Term"). Owner may terminate the Agreement for convenience at any time by providing sixty (60) days' written notice to Asset manager in which case Owner shall pay Asset Manager a termination fee equal to 50% (fifty percent) of the minimum monthly fee per BESS unit for the remaining term of the agreement.

b. **Termination For Breach:** This Agreement may be terminated at any time by either Party if (i) the other Party becomes insolvent, or (ii) the other Party breaches any of its material obligations under this Agreement and fails to cure such breach within thirty (30) days after receiving notice of such breach.

c. **Payments**: Within fifteen (15) days following termination of this Agreement, Asset Manager shall submit an invoice to Owner reflecting any Work performed by Asset Manager prior to the termination of this Agreement for which an invoice had not previously been delivered.

d. **Transition Services.** Upon expiration or termination of this Agreement, upon the Owner's written request, Asset Manager shall continue to provide the Work hereunder and the Owner shall continue to pay Asset Manager the Asset Management Fee, until such time as the Owner finds a new replacement provider to provide the Work (provided, that Asset Manager's obligation to continue to provide the Work hereunder following such termination shall not exceed one hundred eighty (180) days). Asset Manager shall perform all transitional tasks reasonably necessary for the transition of the Work to Owner's replacement provider, including (i) delivering copies of all Facility documentation, (ii) to the extent the Owner or the replacement provider requests, assign all subcontracts to such replacement provider that are assignable, and (iii) use commercially reasonable efforts to provide any other information that Owner or such replacement provider may reasonably request ("Transition Services").

e. **Survival.** Notwithstanding any provision of this Agreement to the contrary, the respective rights and obligations of the Parties hereto under Sections 7 and 9 will survive the termination of this Agreement.

6. ASSIGNMENT:

a. **Assignment by Owner:** Owner will have the right to assign this Agreement in whole or in part without the consent of Asset Manager, including without limitation collateral assignment for the purpose of financing.

b. **Assignment by Asset Manager:** Asset Manager will not assign this Agreement without the prior consent of Owner, which consent will not be unreasonably withheld, conditioned or delayed. In no event shall Asset Manager assign this Agreement to any Party that, in the Owner's reasonable determination, would result in loss of a Facility's ITC Eligibility.

7. INDEMNIFICATION & LIMITATIONS OF LIABILITY:

a. **Indemnification.** Each Party (the "Indemnitor") agrees to indemnify, defend and hold harmless the other Party and its partners, directors, employees, shareholders, members, agents and representatives (the "Indemnitees") from and against any claims, actions, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising out of or connected with the bad faith, willful misconduct or negligent acts or omissions of the Indemnitor or its directors, officers, employees or agents. However, no Indemnitor shall indemnify any Indemnitee against any claims, actions, costs, expenses, damages or liabilities, including attorneys' fees, resulting from the bad faith, misconduct or negligent acts or omissions of an Indemnitee or its directors, officers, employees or agents (other than the Indemnitor). The duty to indemnify hereunder shall continue in full force and effect notwithstanding the expiration or early termination of this Agreement with respect to any claims based on facts or conditions that occurred prior to termination.

b. **LIMITATION OF LIABILITY.** THE ASSET MANAGER'S AGGREGATE LIABILITY FOR DAMAGES RELATED TO THE PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL AMOUNT OF THE ASSET MANAGEMENT FEES PAID AND PAYABLE HEREUNDER BY OWNER TO ASSET MANAGER. THE OWNER'S AGGREGATE LIABILITY FOR DAMAGES RELATED TO THE PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE FEES PAID OR PAYABLE HEREUNDER TO ASSET MANAGER FOR THE PREVIOUS THREE YEARS (OR IN THE FIRST THREE YEARS OF TERM ESTIMATED TO BE PAID).

c. IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. REPRESENTATIONS AND WARRANTIES

a. Each Party to this Agreement represents and warranties the following:

i. That it is an existing legal entity duly formed and qualified in the state of its formation, possessing all requisite power and authority to enter into and perform this Agreement;

ii. That its execution, delivery and performance of this Agreement will not result in any violation of, conflict with or constitute a default under (A) any provision of applicable law or any judgment, decree or order of a court or governmental

authority or (B) any material agreement or other instrument to which it is a Party or by which it is bound; and

iii. That this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

b. Asset Manager further represents and warranties the following:

i. As of the first date that it commences under this Agreement with respect to each Facility, it has all Governmental Authorizations and a valid license to all intellectual property that is reasonably necessary to perform the Work and to provide the information to Owner that Asset Manager is obligated to provide or disclose to Owner under this Agreement.

ii. It does not and shall not have nor shall it claim at any time any right, interest or ownership in the Facilities or the Rental Agreements or any proceeds thereof or any tax benefits associated with the Facilities.

9. MISCELLANEOUS

a. **GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.**

b. **Attorneys' Fees.** In the event that any action shall be initiated to enforce the provisions of this Agreement, the prevailing Party in such action shall be paid by the non-prevailing Party all costs of such enforcement, including reasonable attorneys' fees and costs incurred.

c. **Incorporation of Exhibits**. The Exhibits identified in this Agreement are incorporated into this Agreement by reference and made a part of this Agreement.

d. **Remedies Cumulative.** The rights and remedies of each Party to this Agreement shall be in addition to, and not in lieu of, any of its rights and remedies available at law, in equity or otherwise.

e. **No Agency or Partnership.** The Parties acknowledge that Asset Manager will perform its obligations under this Agreement and act at all times as an independent contractor. Asset Manager shall at all times during the Term of this Agreement maintain such supervision, direction and control over its employees, subcontractors, agents and representatives as is consistent with and necessary to preserve its independent contractor status. Nothing contained in this Agreement will constitute or create a partnership or joint venture between the Parties, or render either Party liable for the debts, obligations, acts, omissions, representations or contracts of the other Party, and the Parties expressly disclaim any intention to create a partnership, joint venture, association or other such relationship. Except as expressly set forth in this Agreement, neither Party is granted any

right on behalf of the other Party to assume or create any obligation or responsibility binding such other Party.

f. **Binding Effect; Assignment**. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective personal representatives, heirs, beneficiaries, successors, and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Party which consent shall not be unreasonably withheld.

g. **Entire Agreement; Amendment; No Waiver.** This Agreement constitutes the final and entire agreement between the Parties hereto with respect to its subject matter and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the Parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, between the Parties concerning the subject matter of this agreement are merged into this Agreement. Neither this Agreement nor any of its provisions may be modified, amended, discharged, or terminated except in a writing signed by both Parties and then only to the extent set forth in that writing. Neither this Agreement nor any of its provisions may be waived except in a writing signed by the Party against which the enforcement of the waiver is sought.

h. **DISCLAIMER OF RELIANCE. EACH PARTY ACKNOWLEDGES (AND WAIVES AND RELEASES ANY CLAIM TO THE CONTRARY) THAT NEITHER SUCH PARTY, NOR ANY AGENTS OR COUNSEL OF SUCH PARTY, HAS MADE ANY STATEMENTS, PROMISES, REPRESENTATIONS, OR WARRANTIES, EXPRESS OR IMPLIED, NOT CONTAINED HEREIN, TO INDUCE THE OTHER PARTY'S EXECUTION OF THIS AGREEMENT. EACH PARTY FURTHER ACKNOWLEDGES THAT SUCH PARTY (A) IS NOT RELYING ON ANY STATEMENTS, PROMISES, REPRESENTATIONS, OR WARRANTIES OF ANY PARTY BEING RELEASED HEREBY; AND (B) IS SOLELY RELYING UPON SUCH PARTY'S JUDGMENT. EACH PARTY REPRESENTS AND WARRANTS THAT SUCH PARTY IS NOT EXECUTING THIS AGREEMENT IN RELIANCE ON ANY PROMISE, REPRESENTATION, OR WARRANTY NOT CONTAINED HEREIN. EACH PARTY REPRESENTS AND WARRANTS THAT SUCH PARTY HAS CONDUCTED AN INDEPENDENT INVESTIGATION AND THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO CONSULT WITH THE COUNSEL OF SUCH PARTY'S CHOICE AND HAS SO CONSULTED. EACH PARTY SPECIFICALLY DISCLAIMS RELIANCE ON ANY REPRESENTATIONS MADE BY THE OTHER PARTY, EXCEPT FOR THOSE REPRESENTATIONS THAT ARE SPECIFICALLY REDUCED TO WRITING IN THIS AGREEMENT.**

i. **Counterparts.** This Agreement may be executed in multiple counterparts, each of which will constitute an original document and all of which together will constitute one agreement, and each of which may be delivered electronically in portable document format, which shall be deemed an original for all purposes.

j. **Dispute Resolution.** The Parties shall attempt in good faith to resolve or cure all disputes by mutual agreement in accordance with this Section before initiating any legal action or attempting to enforce any rights or remedies hereunder (including termination), at law or in equity (regardless of whether this Section is referenced in the provision of this

Agreement which is the basis for any such dispute). Either Party wishing to resolve or cure a dispute may give notice thereof to the other Party. Within five (5) days after delivery of such notice, each Party's designated representative shall meet to discuss and to attempt to resolve or cure such dispute. If they are unable to do so within fifteen (15) days after the delivery of such notice, the dispute shall be referred to a senior officer of Asset Manager and Owner for resolution or cure. Such senior officers shall meet to discuss and attempt to resolve or cure such dispute within ten (10) days after the expiration of such fifteen (15) day period. If such senior officers are unable to agree on an appropriate cure or resolution within fifteen (15) days after the end of such ten (10) day period, both Parties may pursue any rights and remedies as they may have hereunder, at law or in equity. The failure or refusal of either Party to meet and discuss any dispute as provided above shall entitle the other Party to immediately exercise any rights or remedies which it may have hereunder, at law or in equity, without the need of further meetings or discussions. Unless otherwise provided herein or otherwise agreed in writing, the Parties will continue to perform under the terms and conditions of this Agreement during the pendency of any proceeding to resolve a dispute.

k. **Notifications.** All notices required or provided for in this Agreement shall be in writing and shall in all events of non-email notice include an email copy and shall be deemed given if delivered personally, or by express courier, or if mailed by registered or certified mail, return receipt requested, or if by email upon confirmation of delivery, to the Parties at the following addresses

If to Owner:
DBD Express I LLC
c/o BESS Rural Energy Cooperative
Robert S. Strauss Tower
2001 K Street, N.W.
Washington DC 20006-1037
Attention: Shariff Barakat

If to Asset Manager:
c/o Kyma Batteries, LLC
14114 Dallas Parkway, Suite 200
Dallas, TX 75254
Attention: David Durrett

Each Party shall have the right to change the place to which notices shall be sent or delivered by similar notice sent in like manner to the other Party. All notices shall be effective upon receipt.

l. **Confidentiality.** Each of the Parties acknowledges and agrees that any information that such Party furnishes to the other in connection with Asset Manager's performance of the Work or concerning Owner or its assets, businesses, operations, strategies or prospects, is and will be considered "<u>Confidential Information</u>". Neither Party will itself use or intentionally disclose, nor will not permit the use or disclosure of, Confidential Information, except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under this Agreement, provided, that either Party (i) may use and disclose Confidential Information that (A) has been publicly disclosed or is

publicly known, (B) has come into the possession of such Party other than from another person acting on such other Party's behalf under circumstances not involving any breach of any confidentiality obligation, or (C) has been independently developed by such Party without use of information obtained under this Agreement, (ii) to the extent that that such disclosure is required by law, a subpoena or any other applicable legal process, such Party may disclose Confidential Information as required, provided that in such case such Party shall, unless otherwise prohibited by law, (1) give prompt notice to the other Party that such disclosure is or may be required and (2) cooperate in protecting the confidential or proprietary nature of the Confidential Information which must so be disclosed; provided, that no such notification shall be required in respect of any disclosure to bank, insurance or financial industry regulatory authorities having jurisdiction over such Party, (iii) any Party may disclose Confidential Information, and make such filings, as may be required by this Agreement, (viii) any such Party may disclose Confidential Information to the United States Department of Treasury, the IRS or any state taxing authority in connection with any communication regarding the tax consequences of the Facilities, and for the purpose of ensuring the Facilities qualify for ITC and that Owner may claim such. Asset Manager shall have no right nor title to any equipment designs, data, customer lists, pricing, tax strategy nor other Confidential Information that may be developed or disclosed with Asset Manager in accordance with this Agreement. If either Party fails to strictly comply with the terms of this Section, such failure will constitute a breach under this Agreement.

m. **Severability.** If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

n. **Further Assurances.** The Parties agree to do such further acts and things and execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the agreements contained herein in the matter contemplated hereby.

o. **Interpretation.** The section and exhibit headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. The terms and provisions of this Agreement represent the results of negotiations between Owner and Asset Manager, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Owner and Asset Manager hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

p. **ARBITRATION. ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES, OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION, OR VALIDITY OF THIS AGREEMENT, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE RESOLVED BY SUBMISSION TO**

ARBITRATION IN THE COUNTY OF DALLAS, STATE OF TEXAS, BEFORE AN ARBITRATOR SELECTED BY DALLAS JAMS PROCEDURE (THE "*ARBITRATOR*"). THE ARBITRATION SHALL BE ADMINISTERED BY DALLAS JAMS, PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES, AND IN ACCORDANCE WITH THE EXPEDITED PROCEDURES CONTAINED THEREIN. THE ARBITRATOR SHALL FOLLOW ANY APPLICABLE FEDERAL LAW AND TEXAS STATE LAW IN RENDERING AN AWARD. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION OVER THE DISPUTE, CLAIM, OR CONTROVERSY SUBMITTED TO SUCH ARBITRATION. THIS SECTION SHALL NOT PRECLUDE THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS ONLY. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE ARBITRATOR'S DECISION SHALL BE FINAL AND BINDING, TO THE FULLEST EXTENT PERMITTED BY LAW, AND ENFORCEABLE BY ANY COURT HAVING JURISDICTION THEREOF.

q. **CONSENT TO JURISDICTION; WAIVERS. SUBJECT TO SECTION 9(p) HEREOF, EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE DISTRICT OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS OF SUCH PARTY AS SET FORTH IN SECTION 9(k) HEREOF AND SERVICE SO MADE SHALL BE COMPLETE THIRTY (30) DAYS AFTER THE SAME HAS BEEN POSTED.**

[*Remainder of Page Intentionally Blank*]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Owner:

DBD Express, LLC

By: ______________________
Nicholas P. Wise
Its: Manager

Asset Manager:

Kyma Batteries, LLC

By: ______________________
David Durrett
Its: Manager

EXHIBIT A
FACILITY DESCRIPTIONS

[Coop to insert descriptions]

EXHIBIT B
SCOPE OF SERVICES

i) Asset Manager shall provide the services below related to the Facilities on an ongoing basis during the Term:

- Quarterly business analysis including geographic boundary assessment and End Customer requirement estimates
- Perform daily operation of Facilities, including deployment of energy from Facilities
- Provide customer support for End Customers
- Provide marketing services to Owner with respect to the Facilities
- Negotiation of Rental Agreements with End Customers (with all such terms subject the written approval of Owner).
- Asset Manager shall provide the maintenance services at the frequency in accordance with the terms and conditions of this Agreement.

EXHIBIT C
ASSET MANAGER INSURANCE REQUIREMENTS

[DBD to insert requirements]